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FOR IMMEDIATE RELEASE

MARPAI ANNOUNCES KEY FINANCIAL AGREEMENTS

Marpai executes amendment with AXA delaying payment obligations and secures $1.7 million in revenue-based financing from Libertas Funding, LLC.

New York, February 8, 2024, Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administration company transforming the $22 billion TPA market supporting self-funded employer health plans with affordable, intelligent, healthcare, today announced two key financing agreements.

The Company executed an amendment to the Maestro Purchase Agreement with AXA S.A. (“AXA”). The amendment provides an overall extension to the payment terms, significantly reduces the remaining payment in 2024 to $473,688 and delays any further payments to 2025. In addition, AXA has agreed to certain “Reduction Criteria” that would potentially reduce the overall payment obligation by $3 million once certain criteria are met, including the Company maintaining its Nasdaq (or other national securities exchange) listing. As a part of that criteria, Mr. Lamendola, as the Company’s largest shareholder, has committed to investing at least $3 million in equity during 2024.

Damien Lamendola, Chief Executive Officer, commented, “We are very pleased to have the support of the team at AXA and this potentially removes a significant overhang for our business and allows the Company to push forward aggressively on our growth actions while demonstrating my continued commitment to the business.”

Separately, Marpai received $1.7 million in revenue-based financing from Libertas Funding, LLC (“Libertas”). Libertas has provided access to over $2.6 billion in funding for small and medium-sized businesses since its inception in 2016. Libertas empowers businesses to grow with high-tech, high-touch access to funding that pairs best-in-class client service with top-of-line technology to ensure businesses have the capital to thrive. The Company expects to use the funds for short-term working capital needs.

“Libertas has provided Marpai with flexible capital that allows us to continue to execute our operating plan without diluting shareholders,” said Steve Johnson, Chief Financial Officer.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential",

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"should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses the potential decrease of payments to AXA if certain criteria are met. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

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